EXHIBIT 99.1

Bundled Builder Solutions, Inc.
Balance Sheets as of June 30, 2010 and December 31, 2009,
Statements of Operations and Cash Flows for the
for the Periods Ended June 30, 2009 and 2010, and
Statements of Equity for the Period Ended June 30, 2010

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BUNDLED BUILDER SOLUTIONS, INC.
INDEX TO FINANCIAL STATEMENTS
(unaudited)

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BUNDLED BUILDER SOLUTIONS, INC.

BALANCE SHEETS
(unaudited)

	December 31, 2009	June 30, 2010
	(combined)	(consolidated)
ASSETS
Current Assets:
Cash and cash equivalents	$280,649	$152,748
Accounts receivable, net	301,956	422,855
Inventory	7,886	22,581
Contracts in process	39,145	105,555
Prepaid and other current assets	21,003	3,628
Total current assets	650,639	707,367
Property and Equipment, net	26,796	–
Other Long-Term Assets	26,451	–
Total Assets	$703,886	$707,367

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$18,170	$94,651
Deferred income	27,250	83,915
Royalty payable – contracts	91,940	51,124
Customer deposits	–	5,959
Note payable – related party	10,326	303,297
Total current liabilities	147,686	538,946
Total Liabilities	147,686	538,946
Equity:
Members’ capital	1,744,201	–
Common stock, 0.0001 par value, 200,000,000 shares authorized, 22,500,000 shares issued and outstanding	–	2,250
Additional paid-in capital	–	120,027
Retained (deficit) earnings	(1,188,001)	46,144
Total equity	556,200	168,421
Total Liabilities and Equity	$703,886	$707,367

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BUNDLED BUILDER SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	For the Six Months Ended June 30,
	2009	2010
	(combined)	(consolidated)
Revenue:
Contract revenue	$1,336,174	$1,691,862
Software revenue	32,789	6,000
Total revenue	1,368,963	1,697,862

Cost of Revenue:
Cost of contract revenue	1,029,462	1,299,491
Cost of software revenue	–	–
Total cost of revenue	1,029,462	1,299,491

Gross Margin	339,501	398,371

Operating Costs:
General and administrative	667,122	325,029
Depreciation and amortization	47,617	13,686
Total operating expenses	714,739	338,715

Income (Loss) from Operations	(375,238)	59,656

Other Income (Expense)	32,961	738

Income before Taxes	(342,277)	60,394
Income tax expense	–	–

Net Income (Loss)	$(342,277)	$60,394

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BUNDLED BUILDER SOLUTIONS, INC.
STATEMENTS OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(unaudited)

	Common Stock		Contributed Capital	Retained (Deficit) Earnings	Total
	Shares	Value

Members’ Equity Balance as of January 1, 2010 (combined)	–	$ –	$1,744,201	$(1,188,001)	$556,200

Recapitalization, including stock dividend	22,500,000	2,250	–	(2,250)	–
Reorganization	–	–	(1,176,001)	1,176,001	–
Deemed distribution	–	–	(448,173)	–	(448,173)

Net income before reorganization	–	–	–	12,000
Net income after reorganization	–	–	–	48,394
Total net income	–	–	–	60,394	60,394

Stockholders’ Equity Balance as of June 30, 2010 (consolidated)	22,500,000	$ 2,250	$ 120,027	$ 46,144	$168,421

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BUNDLED BUILDER SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended June 30,
	2009	2010
	(combined)	(consolidated)
Cash Flows from Activities:
Net income	$(342,277)	$60,394
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,617	13,686
Changes in operating assets and liabilities:
Accounts receivable	87,638	(120,899)
Prepaid expenses and other assets	8,066	13,301
Inventory	(14,894)	(14,695)
Accounts payable	35,349	69,954
Accrued liabilities	(36,176)	(5,040)
Deferred income	84,314	56,665
Contracts in process	14,969	(66,410)
Customer deposits	22,656	5,959
Buyout payable	(30,524)	(40,816)
Net cash used in operating activities	(123,262)	(27,901)
Cash Flows from Investing Activities:
Cash distributions	–	(150,000)
Net cash used in investing activities	–	(150,000)
Cash Flows from Financing Activities:
Note payable	70,000	–
Advance (repayment) to related party	11,624	50,000
Net cash provided by financing activities	81,624	50,000
Net decrease in cash and cash equivalents	(41,638)	(127,901)
Cash and Cash Equivalents, beginning of period	219,768	280,649
Cash and Cash Equivalents, end of period	$178,130	$152,748
Supplemental Cash Flow Disclosure:
Contributed inventory for equity	$–	$120,289
Note payable to shareholder for deemed distribution	$–	$303,297
Recapitalization	$–	$22,500

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BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

1.Organization and Summary of Significant Accounting Policies:

Organization – Bundled Builder Solutions, Inc. (BBSI or the “Company”) was incorporated on August 29, 2008 under the laws of Delaware.  The Company was formed to provide construction services through the combination of trade contractors integrated into one organization.

Basis of Presentation – The 2009 accompanying combined financial statements include the activity for Floor Art, LLC (Floor Art) and Builder Design Center, LLC (BDC).  These companies have common ownership.  All significant intercompany accounts and transactions have been eliminated in the combination.  Floor Art’s primary business is installation of flooring.  BDC develops software for use by builders and designers.

In March 2010, Floor Art and BDC were acquired by BBSI.  All of the entities had common ownership.  The transaction was resulted in a recapitalization of Floor Art and BDC with no cost involved.  BBSI also did not acquire certain insignificant assets or pay all agreed-upon cash distributions in exchange for a note payable to the major shareholder, which resulted in a deemed distribution of $448,173.  Therefore, for financial presentation purposes, the accumulated deficits of Floor Art and BDC prior to the reorganization are being reflected as distributed capital.  Due to common ownership, this transaction resulted in the transfer of assets and liabilities to BBSI at carrying value.

The 2009 financial information is reflected as combined and the 2010 financial information is reflected as consolidated.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents – The Company considers all highly-liquid investments purchased with an original maturity of three months or less on the purchase date to be cash equivalents.

Valuation of Accounts Receivable – The Company accrues for revenue based on the completion of work.  Billings are due within 30 days. Accounts receivable are reviewed to determine which are doubtful of collection. In making the determination of the appropriate allowance for doubtful accounts, the Company considers specific accounts, analysis of accounts receivable agings, changes in customer payment terms, historical write-offs, changes in customer demand and relationships, concentrations of credit risk and customer credit worthiness. The allowance for doubtful accounts totaled $35,000, for the periods ended December 31, 2009 and June 30, 2010.

Property and Equipment – Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives of three to seven years. Upon retirement or sale, the costs of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized. Repairs and maintenance charges are expensed as incurred.  The Company recorded $47,617 and $13,680 of depreciation for the six months ended June 30, 2009 and 2010, respectively.  The Company distributed these assets to the shareholder in March as a result of the reorganization.

Inventory – Inventory consists of carpet and carpet pad which are valued at the lower of cost or market.  There was no allowance for inventory obsolescence.

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BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

Revenue Recognition – The Company derives revenue from Floor Art and BDC for their specific line of business.

The Company recognizes revenue for Floor Art in accordance with ASU 605-35-50, Accounting for Performance of Construction-Type and Certain Product-Type Contracts.  Under this rule, the Company can perform work under a fixed-price contract or a time-and-materials contract.  As these jobs are short in nature, revenue is recognized at the completion of the project.  For contracts in progress but not completed, costs incurred are accumulated until completion of the contract.  These costs consist of labor and materials.  At December 31, 2009 and June 30, 2010, costs incurred on projects in progress were $39,145 and $105,555 (unaudited), respectively.

For BDC, the Company is providing a software resource for builders and designers to use in the design center selection process.  To access the software, there is a fee billed at the beginning of the contract period which extends, generally, a period of six months.  As the billing and collection of fees are collected up front, the Company has deferred revenue for the portion of revenue received, but not earned, at year end.  For the year ended December 31, 2009 and the six months ended June 30, 2010, the Company had deferred revenue of $27,250 and $83,915 (unaudited), respectively.

Income Taxes – No provision has been made for income taxes for the six months ended June 30, 2009 since the Company was formed as a limited liability company.  The Company’s members will report the Company’s income or loss on their income tax returns for the 2009 period.  The Company was designated as an LLC through March 2010, and income taxes on profits were a liability of the members.  Accordingly, there is no 2009 provision for income taxes or income tax liability reflected in these financial statements.  No pro forma income taxes are reported as the Company has previously operated with net losses and such deferred tax benefits would have (if the Company would have been a taxable corporation) been offset by a valuation allowance loss as in the past.

In March 2010, the predecessor LLC entities were liquidated and the assets and liabilities were transferred into a C-corporation as a tax-free reorganization.  No provision has been made for income taxes as of June 30, 2010 because of anticipated offset of the operating losses of the predecessor surviving tax corporation.

Advertising Costs – Advertising costs are expensed as incurred.

Unaudited Information – The accompanying interim financial information as of June 30, 2010 and for the six month periods ended June 30, 2009 and 2010 was taken from Bundled Builder’s books and records without audit.  However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals), which are necessary to properly reflect the financial position of Bundled Builder as of June 30, 2010 and the results of operations for the six month periods ended June 30, 2009 and 2010.  The results of operation for the six month period ended June 30, 2010 are not necessarily indicative of those to be expected for the year ended December 31, 2010.  The results of operations for the six months ended June 30, 2010 includes three months of activity of Floor Art and BDC before BBSI’s reorganization.  The results of operations for the three months ended March 31, 2010 were:

Revenue	$909,000
Cost of revenue	(739,400)
Operating costs	(160,500)
Other income	2,900
Net income	$12,000

The balance sheet as of December 31, 2009 was derived from the audited year end balance sheet but does not include all of the required disclosures pursuant to generally accepted accounting principles.

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BUNDLED BUILDER SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS
(unaudited)

2.Liquidity:

The Company has historically incurred losses and negative cash flows from operations.  In 2010, the Company intends to continue using its cash on hand, along with the cash flows from its operations to fund activity.  Although the Company must maintain profitable operations, the Company projects reduced levels of operating expenses in 2010 to provide adequate funding throughout 2010.

3.Related Parties:

As a result of BBSI’s buyout of Floor Art and BDC, there was a net deemed distribution to the majority owner of $448,173.  This deemed distribution was the result of BBSI not buying all the assets of Floor Art and BDC.  In addition, the majority owner took a cash distribution of approximately $150,000 and the remaining balance due, pursuant to the reorganization, to the owner was recorded as a note payable of approximately $303,000.  The total of all items not acquired or paid out totaled $568,462.  This balance consists of the following:

Cash	$ 252,731
Inventory	120,289
Long-term assets	59,930
Other, net	135,512

Total	$ 568,462

The majority owner then contributed inventory back to BBSI for equity at the book value of $120,289.  The net deemed distribution was recorded as a reduction in equity.  As of June 30, 2010, the note payable was $303,297, had no stated interest or due date.

4.Commitments and Contingencies:

 The Company leased office space under an operating lease expiring in 2018 from a related entity with common ownership.  The lease required the Company to pay all executory costs (property taxes, maintenance, and insurance).  Total rent expense paid to the related party was $108,000 for the six months ended June 30, 2009.  The lease was cancelled by the related party in December 2009.  The Company entered into a new office space lease with a non-affiliated entity which is only a month-to-month agreement.

Litigation – From time to time, the Company may be subject to various investigations, claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business activities. The Company is not currently aware of any legal proceedings or claims that will have, individually or in the aggregate, a material effect on the Company’s financial condition, results of operations or cash flows.

5.Subsequent Events:

 On August 2, 2010, BBSI entered into a share exchange agreement with Dynamic Ventures Corp. (the “Company”), whereby the Company obtained all of the issued and outstanding shares of BBSI, in exchange for the issuance of 4,500,000 common shares of the Company (adjusted to 22,500,000 common shares as a result of the stock dividend).  The transactions results in BBSI becoming a wholly-owned subsidiary of the Company.  As a result of the share exchange, the Company intends to carry on the business of BBSI as the primary business.

The Company declared a 5:1 stock dividend on October 14, 2010 to stockholders of record on November 9, 2010.  The issuance date for each share issued as a stock dividend will be deemed to be the same as the issuance date of their counterpart shares consistent with how they were issued.  Likewise, the shares issued as a stock dividend will carry the same restrictions as to trading, if any, as their counterpart shares consistent with how they were issued.  As a result, the outstanding shares of the Company have been restated from 4,500,000 to 22,500,000 similar to a stock split.

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